UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28304	33-0704889
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3756 Central Avenue, Riverside, California		92506
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition

        On October 21, 2004, Provident Financial Holdings, Inc. issued its earnings release for the first quarter ended September 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)     Exhibits

        99.1  Press Release of Provident Financial Holdings, Inc. dated October 21, 2004.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004                                  PROVIDENT FINANCIAL HOLDINGS, INC.

                                                                        /s/ Craig G. Blunden
                                                                        Craig G. Blunden
                                                                        Chairman, President and Chief Executive Officer
                                                                        (Principal Executive Officer)

                                                                        /s/ Donavon P. Ternes
                                                                        Donavon P. Ternes
                                                                        Chief Financial Officer
                                                                        (Principal Financial and Accounting Officer)


EXHIBIT 99.1


3756 Central Avenue                                                                                    Contacts:
Riverside, CA 92506                                                                                    Craig G. Blunden, CEO
(951) 686 - 6060                                                                                            Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS, INC.
REPORTS FIRST QUARTER EARNINGS

First Quarter Net Income Increases 19%

First Quarter EPS of $0.60, Up 22%

Community Banking Momentum Continues

Solid Mortgage Banking Results

        Riverside, Calif. - October 21, 2004 - Provident Financial Holdings, Inc. ("Company"), Nasdaq: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced earnings for the first quarter of its fiscal year ending June 30, 2005.

        For the quarter ended September 30, 2004, the Company reported net income of $4.26 million, or 60 cents per diluted share (on 7.07 million weighted-average shares outstanding), compared to net income of $3.58 million, or 49 cents per diluted share (on 7.26 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding reflects the activity in the Company's stock buyback programs that included the repurchase of 110,000 shares of common stock in the quarter just ended.

        "Our efforts to improve the results in our community banking business continue to pay off. I am very pleased with the progress that we are making," said Craig B. Blunden, Chairman, President and Chief Executive Officer of the Company. "Moreover,

the transition strategies that we have deployed to buffer our mortgage banking results from the end of a long-running refinance cycle have been successful to date."

        Return on average assets for the first quarter of fiscal 2005 was 1.24 percent, compared to 1.18 percent for the same period of fiscal 2004. Return on average stockholders' equity for the first quarter of fiscal 2005 was 15.35 percent, compared to 13.84 percent for the comparable period of fiscal 2004.

        On a sequential quarter basis, net income for the first quarter of fiscal 2005 decreased by $28,000 to $4.26 million, or one percent, from $4.28 million in the fourth quarter of fiscal 2004; and diluted earnings per share remained unchanged at 60 cents compared to the fourth quarter of fiscal 2004 results. Return on average assets decreased five basis points to 1.24 percent for the first quarter of fiscal 2005 from 1.29 percent in the fourth quarter of fiscal 2004, and return on average equity decreased 12 basis points to 15.35 percent for the first quarter of fiscal 2005 from 15.47 percent in the fourth quarter of fiscal 2004.

        Net interest income after provision for loan losses increased $927,000, or 11 percent, to $9.31 million in the first quarter of fiscal 2005 from $8.38 million for the same period in fiscal 2004. Non-interest income increased $1.36 million, or 29 percent, to $6.09 million in the first quarter of fiscal 2005 from $4.73 million in the comparable period of fiscal 2004. Non-interest expense increased $645,000, or nine percent, to $7.61 million in the first quarter of fiscal 2005 from $6.97 million in the comparable period in fiscal 2004.

        The average balance of loans outstanding increased by $152.5 million to $1.03 billion in the first quarter of fiscal 2005 from $872.9 million in the same quarter of fiscal

2004, while the average yield decreased by 15 basis points to 5.73 percent in the first quarter of fiscal 2005 from an average yield of 5.88 percent in the same quarter of fiscal 2004. The decrease in the average loan yield was primarily attributable to higher yielding loans prepaying and new loans funded at an average yield below the existing loan portfolio yield. Total portfolio loan originations (including purchased loans) in the first quarter of fiscal 2005 were $221.9 million, which consisted primarily of single-family, multi-family, commercial real estate and construction loans. This compares to total portfolio loan originations (including purchased loans) of $176.3 million in the first quarter of fiscal 2004. The outstanding balance of "preferred loans" (multi-family, construction, commercial real estate and commercial business loans) increased by $60.5 million, or 29 percent, to $272.0 million at September 30, 2004 from $211.5 million at September 30, 2003. The ratio of preferred loans to total portfolio loans increased to 28 percent at September 30, 2004 from 27 percent at September 30, 2003. Loan prepayments in the first quarter of fiscal 2005 were $129.5 million, compared to $119.0 million in the same quarter of fiscal 2004.

        The average balance of deposits increased by $98.8 million to $871.2 million and the average cost of deposits decreased by 15 basis points to 1.61 percent in the first quarter of fiscal 2005, compared to an average balance of $772.4 million and an average cost of 1.76 percent in the same quarter last year. Transaction account balances (core deposits) increased by $26.0 million, or five percent, to $543.5 million at September 30, 2004 from $517.5 million at September 30, 2003. Time deposits increased by $57.8 million, or 21 percent, to $331.2 million at September 30, 2004 as compared to $273.4 million at September 30, 2003.

        The average balance of FHLB advances increased by $42.4 million to $356.2 million, and the average cost of advances increased 17 basis points to 4.02 percent in the first quarter of fiscal 2005, compared to an average balance of $313.8 million and an average cost of 3.85 percent in the same quarter of fiscal 2004. The increase in the average cost of FHLB advances was primarily the result of a lower percentage of overnight advances to total advances, which have a significantly lower average cost.

        The net interest margin during the first quarter of fiscal 2005 increased 15 basis points to 3.03 percent, compared to 2.88 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the first quarter of fiscal 2005 increased eight basis points from 2.95 percent in the fourth quarter of fiscal 2004.

        During the first quarter of fiscal 2005, the provision for loan losses was $642,000, compared to no provision during the same period of fiscal 2004. The increase in the provision was primarily attributable to the growth in the loan portfolio during the quarter.

        The increase in non-interest income in the first quarter of fiscal 2005 compared to the same period of fiscal 2004 was primarily the result of a gain on sale of investment securities and an increase in the gain on sale of loans. During the first quarter of fiscal 2005, the Company sold a portion of its investment in Freddie Mac common stock for a gain of $384,000. The gain on sale of loans increased by $1.2 million, or 38 percent, to $4.4 million, which was primarily attributable to a higher average loan sale margin, partly offset by a lower volume of loans originated for sale. The loan sale margin was 153 basis points in the first quarter of fiscal 2005, up from 119 basis points in the prior year. The volume of loans originated for sale remained relatively strong, totaling $299.3 million in the first quarter of fiscal 2005 as compared to $343.0 million during the same period last year, as a result of relatively low mortgage interest rates and continued strength in the Southern California real estate market. Total loan originations (including purchased loans) was $521.2 million in the first quarter of fiscal 2005, up from $519.2 million in the same quarter of fiscal 2004.

        In the first quarter of fiscal 2005, the fair-value adjustment of derivative financial instruments (Statement of Financial Accounting Standards (("SFAS")) No. 133) on the consolidated statement of operations was a favorable $69,000, compared to an unfavorable adjustment of $17,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and may have an adverse impact on future earnings.

        Non-interest expense for the first quarter of fiscal 2005 increased $645,000, or nine percent, to $7.6 million from $7.0 million in the same quarter in fiscal 2004. The increase in non-interest expense was primarily the result of an increase in variable compensation expense related to loan production volume in the community banking business and the mortgage banking business. Although non-interest expense increased for the first quarter of fiscal 2005, the Company's efficiency ratio improved to 47 percent from 53 percent in the first quarter of fiscal 2004.

        Non-performing assets decreased to $1.1 million, or 0.07 percent of total assets, at September 30, 2004, compared to $1.4 million, or 0.12 percent of total assets, at September 30, 2003. The allowance for loan losses was $8.3 million at September 30,

2004, or 0.86 percent of gross loans held for investment, compared to $7.2 million, or 0.91 percent of gross loans held for investment, at September 30, 2003.

        The effective income tax rate for the first quarter of fiscal 2005 was 45.4 percent as compared to 41.7 percent for the same quarter last year. The Company believes that the effective income tax rate applied in the first quarter of fiscal 2005 reflects its current income tax obligations.

        The Company repurchased 110,000 shares of its common stock during the quarter ended September 30, 2004 at an average cost of $23.23 per share. As of September 30, 2004, the Company has repurchased 31 percent of the shares authorized by the June 2004 Stock Repurchase Program, leaving 244,585 shares available for repurchase activity.

        The Bank currently operates 12 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire) along with 10 Provident Bank Mortgage loan production offices located throughout Southern California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, October 22, 2004 at 10:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (888) 273-9885 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, October 29, 2004 by dialing (800) 475-6701 and referencing access code number 749900.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the Investor Relations section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2004.

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - In Thousands)
	September 30, 2004	June 30, 2004

Assets
Cash	$ 35,323	$ 38,349
Investment securities - held to maturity
(fair value $56,726 and $61,250, respectively)	57,035	62,200
Investment securities - available for sale at fair value	212,339	190,380
Loans held for investment, net of allowance for loan losses of
$8,253 and $7,614, respectively	956,546	862,535
Loans held for sale, at lower of cost or market	12,371	20,127
Receivable from sale of loans	110,978	86,480
Accrued interest receivable	5,353	4,961
Real estate held for investment, net	10,195	10,176
Federal Home Loan Bank stock	30,823	27,883
Premises and equipment, net	7,749	7,912
Prepaid expenses and other assets	7,666	8,032

Total assets	$ 1,446,378	$ 1,319,035

Liabilities and Stockholders' Equity
Liabilities:
Non-interest bearing deposits	$ 44,975	$ 41,551
Interest bearing deposits	829,787	809,488
Total deposits	874,762	851,039

Borrowings	426,369	324,877
Accounts payable, accrued interest and other liabilities	33,169	33,137
Total liabilities	1,334,300	1,209,053

Stockholders' equity:
Preferred stock, $.01 par value; authorized 2,000,000 shares; none issued and outstanding
	-	-
Common stock, $.01 par value; authorized 15,000,000 shares; issued 11,910,565 and 11,898,565 shares, respectively; outstanding 6,993,029 and 7,091,719 shares, respectively

	119	119
Additional paid-in capital	57,573	57,186
Retained earnings	114,876	111,329
Treasury stock at cost (4,917,536 and 4,806,846 shares, respectively)
	(59,324)	(56,753)
Unearned stock compensation	(1,744)	(1,889)
Accumulated other comprehensive income (loss), net of tax	578	(10)

Total stockholders' equity	112,078	109,982

Total liabilities and stockholders' equity	$ 1,446,378	$ 1,319,035

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended September 30,

	2004	2003
Interest income
Loans receivable, net	$ 14,683	$ 12,840
Investment securities	2,033	1,787
FHLB stock	370	230
Interest-earning deposits	5	4
Total interest income	17,091	14,861

Interest expense
Checking and money market accounts	295	365
Savings accounts	1,235	1,241
Time deposits	2,004	1,830
Borrowings	3,605	3,042
Total interest expense	7,139	6,478

Net interest income	9,952	8,383
Provision for loan losses	642	-
Net interest income after provision for loan losses	9,310	8,383

Non-interest income
Loan servicing and other fees	399	523
Gain on sale of loans, net	4,376	3,154
Real estate operations, net	120	190
Deposit account fees	455	480
Gain on sale of investment securities	384	-
Other	359	379
Total non-interest income	6,093	4,726

Non-interest expense
Salaries and employee benefits	5,077	4,581
Premises and occupancy	671	655
Equipment	404	395
Professional expenses	220	158
Sales and marketing expenses	182	230
Other	1,056	946
Total non-interest expense	7,610	6,965

Income before taxes	7,793	6,144
Provision for income taxes	3,538	2,563
Net income	$ 4,255	$ 3,581

Basic earnings per share	$ 0.64	$ 0.53
Diluted earnings per share	$ 0.60	$ 0.49
Cash dividends per share	$ 0.10	$ 0.07

PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statement of Operations - Sequential Quarter (Dollars in Thousands, Except Earnings Per Share) (Unaudited)
	Quarter Ended
	September 30,	June 30,
	2004	2004
Interest income:
Loans receivable, net	$ 14,683	$ 13,767
Investment securities	2,033	1,913
FHLB stock	370	268
Interest-earning deposits	5	8
Total interest income	17,091	15,956

Interest expense:
Checking and money market accounts	295	290
Savings accounts	1,235	1,278
Time deposits	2,004	1,687
Borrowings	3,605	3,282
Total interest expense	7,139	6,537

Net interest income	9,952	9,419
Provision for loan losses	642	130
Net interest income after provision for loan losses	9,310	9,289

Non-interest income:
Loan servicing and other fees	399	671
Gain on sale of loans, net	4,376	4,849
Real estate operations, net	120	30
Deposit account fees	455	454
Gain on sale of investment securities	384	-
Other	359	403
Total non-interest income	6,093	6,407

Non-interest expense:
Salaries and employee benefits	5,077	5,036
Premises and occupancy	671	631
Equipment	404	440
Professional expenses	220	222
Sales and marketing expenses	182	205
Other	1,056	1,066
Total non-interest expense	7,610	7,600

Income before taxes	7,793	8,096
Provision for income taxes	3,538	3,813
Net income	$ 4,255	$ 4,283

Basic earnings per share	$ 0.64	$ 0.64
Diluted earnings per share	$ 0.60	$ 0.60
Cash dividends per share	$ 0.10	$ 0.10

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	Quarter Ended September 30,
	2004	2003
SELECTED FINANCIAL RATIOS:
Return on average assets	1.24%	1.18%
Return on average stockholders' equity	15.35%	13.84%
Stockholders' equity to total assets	7.75%	8.81%
Net interest spread	2.89%	2.74%
Net interest margin	3.03%	2.88%
Efficiency ratio	47.43%	53.13%
Average interest-earning assets to average
interest-bearing liabilities	107.15%	107.01%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.64	$ 0.53
Diluted earnings per share	$ 0.60	$ 0.49
Book value per share	$ 16.03	$ 14.31
Shares used for basic EPS computation	6,601,760	6,787,106
Shares used for diluted EPS computation	7,073,244	7,264,613
Total shares issued and outstanding	6,993,029	7,157,195

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.11%	0.18%
Non-performing assets to total assets	0.07%	0.12%
Allowance for loan losses to non-performing loans	768.44%	509.75%
Allowance for loan losses to gross loans held for investments	0.86%	0.91%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	6.43%	7.24%
Tier 1 (core) capital ratio	6.43%	7.24%
Total risk-based capital ratio	11.24%	13.02%
Tier 1 risk-based capital ratio	10.31%	12.02%

LOANS ORIGINATED FOR SALE (In Thousands):
Retail originations	$ 79,878	$ 167,425
Wholesale originations	219,392	175,534
Total loans originated for sale	$ 299,270	$ 342,959

LOANS SOLD AND SETTLED (In Thousands):
Servicing released	$ 258,843	$ 333,094
Servicing retained	19,796	79,027
Total loans sold and settled	$ 278,639	$ 412,121

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	As of September 30,
	2004		2003
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government agency securities	$ 54,031	2.78%	$ 50,546	2.79%
U.S. government MBS	5	11.12	7	13.57
Corporate bonds	2,799	7.04	2,783	7.07
Certificates of deposit	200	1.23	200	1.13
Total investment securities held to maturity	57,035	2.98	53,536	3.02

Available for sale (at fair value):
U.S. government agency securities	24,622	2.86	26,445	2.67
U.S. government MBS	54,933	3.86	-	-
U.S. government agency MBS	122,835	3.72	138,084	4.09
Private issue CMO	9,533	3.66	17,407	3.68
Freddie Mac common stock	391		628
Fannie Mae common stock	25		28
Total investment securities available for sale	212,339	3.65	182,592	3.83
Total investment securities	$ 269,374	3.51%	$ 236,128	3.64%

	As of September 30,
	2004		2003
	Balance	Rate	Balance	Rate
LOANS HELD FOR INVESTMENT :
Single-family (1 to 4 units)	$ 678,481	5.48%	$ 575,728	5.53%
Multi-family (5 or more units)	85,254	5.59	50,901	5.96
Commercial real estate	106,335	6.36	88,752	6.67
Construction	143,549	5.70	123,865	5.86
Commercial business	15,904	6.64	19,645	6.78
Consumer	881	8.22	921	8.33
Other	11,730	6.84	6,046	7.28
Total loans held for investment	$1,042,134	5.64%	$ 865,858	5.76%

Undisbursed loan funds	(79,090)		(71,647)
Deferred loan costs	1,755		998
Allowance for loan losses	(8,253)		(7,213)
Total loans held for investment, net.	$ 956,546		$ 787,996

Purchased loans serviced by others included above	$ 47,949	5.82%	$ 48,319	6.51%

DEPOSITS :
Checking accounts - non-interest bearing	$ 44,975	-%	$ 46,690	-%
Checking accounts - interest bearing	120,571	0.52	100,230	0.77
Savings accounts	331,146	1.46	325,243	1.60
Money market accounts	46,846	1.08	45,354	1.38
Time deposits	331,224	2.64	273,424	2.51
Total deposits	$ 874,762	1.68%	$ 790,941	1.70%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
	As of September 30,
	2004		2003
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 110,500	1.94%	$ -	-%
Six month or less	10,000	5.79	18,031	5.78
Over six months to one year	5,000	6.50	15,000	6.01
Over one year to two years	32,000	3.37	15,000	6.03
Over two years to three years	55,000	3.43	37,000	3.41
Over three years to four years	42,000	3.80	35,000	3.69
Over four years to five years	50,000	3.74	37,000	3.82
Over five years	121,869	4.95	86,900	5.26
Total borrowings	$ 426,369	3.64%	$ 243,931	4.67%

		Quarter Ended
		September 30,
		2004	2003
SELECTED AVERAGE BALANCE SHEETS:		Balance	Balance

Loans receivable, net (1)		$1,025,428	$ 872,944
Investment securities		259,483	267,192
FHLB stock		28,783	21,079
Interest earning deposits		1,467	1,144
Total interest earning assets		$1,315,161	$1,162,359

Deposits		$ 871,193	$ 772,405
Borrowings		356,209	313,797
Total interest bearing liabilities		$1,227,402	$1,086,202

		Quarter Ended
		September 30,
		2004	2003
		Yield/Cost	Yield/Cost

Loans receivable, net (1)		5.73%	5.88%
Investment securities		3.13%	2.68%
FHLB stock		5.14%	4.36%
Interest earning deposits		1.36%	1.40%
Total interest earning assets		5.20%	5.11%

Deposits		1.61%	1.76%
Borrowings		4.02%	3.85%
Total interest bearing liabilities		2.31%	2.37%

(1) Includes loans held for sale.

Note: Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.